CounterPath Enters into Definitive Agreement and Plan of Merger to be Acquired by Alianza, Inc.

CounterPath Shareholders to Receive US$3.49 per Share in Cash

Vancouver, BC - December 7, 2020 - CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) ("CounterPath" or the "Company"), a global provider of award-winning Unified Communications and Collaboration (UCC) solutions for enterprises and service providers, today announced that it has entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Alianza, Inc. ("Alianza"), a leading cloud communications platform for service providers, pursuant to which Alianza has agreed to acquire CounterPath in an all-cash transaction (the "Transaction") for US$3.49 per share (the "Merger Consideration"), implying an approximate market value of US$25.7 million.

The Transaction, which was unanimously approved by CounterPath's board of directors (the "CounterPath Board"), represents a premium of approximately 26.3% to the closing price of CounterPath's common stock on the Nasdaq Capital Market on December 4, 2020, the last trading day prior to the Transaction announcement and a premium of approximately 27.4% to the prior 30 day average closing price of CounterPath's common stock on the Nasdaq Capital Market prior to the Transaction announcement.

"We are pleased to announce this transaction with Alianza, delivering immediate cash value to our shareholders at a premium," said David Karp, Chief Executive Officer of CounterPath. "Together, Alianza and CounterPath will deliver a complete communication and collaboration platform to our shared customer base.  This transaction is a testament to the hard work and dedication of our talented team, and we are excited to join Alianza."

"The CounterPath Board, led by a special committee comprised of independent board members, conducted a thorough review of opportunities to enhance shareholder value. The CounterPath Board has unanimously concluded that entering into this agreement with Alianza represents the best way to maximize value for CounterPath's shareholders," said Terence Matthews, Chairman of the CounterPath Board. "This transaction with Alianza is an excellent outcome for CounterPath, and I thank David Karp and the rest of the management team for leading CounterPath to this critical point in CounterPath's history."

"Alianza and CounterPath share a common purpose to connect people and enrich lives and businesses via a rich communications experience. The combination of our two companies will further help service providers deliver on that vision," said Brian Beutler, Chief Executive Officer of Alianza. "Our respective customers will benefit from having a more robust suite of modern cloud communication services to increase their agility, scale and cost savings when deploying their own differentiated communications offerings for end users."

The Transaction has been approved by the boards of directors of both companies and is subject to customary closing conditions, including but not limited to (i) approval of the Merger Agreement by the holders of a majority of shares of common stock of CounterPath and by the holders of a majority of shares of common stock of CounterPath held by the minority stockholders as required by Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions adopted by certain Canadian securities regulators, (ii) receipt of all necessary regulatory approvals, and (iii) there not being dissenting shares representing more than 4% of the outstanding shares of common stock of CounterPath. The Transaction is expected to close in the first quarter of 2021.

As an inducement to the parties entering into the Merger Agreement, on December 6, 2020, certain stockholders of CounterPath, beneficially owning, in the aggregate, approximately 51.1% of the outstanding shares of common stock of CounterPath entered into a voting agreement, pursuant to which, among other things, such stockholders agreed to vote to approve the Merger Agreement and to take certain other actions in furtherance of the Transaction.

Advisors

Clark Wilson LLP is serving as legal counsel to CounterPath and Evans & Evans, Inc. is serving as ﬁnancial advisor to the Special Committee of the CounterPath Board. Alantra LLC is serving as financial advisor to Alianza and Holland & Hart LPP and Fasken Martineau DuMoulin LLP are serving as legal counsel to Alianza.

About CounterPath

CounterPath Corporation (NASDAQ: CPAH) (TSX: PATH) is revolutionizing how people communicate in today's modern mobile workforce. Its award-winning Bria solutions for desktop and mobile devices enable organizations to leverage their existing PBX and hosted voice call servers to extend seamless and secure unified communications and collaboration services to users regardless of their location and network. CounterPath technology meets the unique requirements of several industries, including the contact center, retail, warehouse, hospitality, and healthcare verticals. Learn more at counterpath.com and follow us on Twitter @counterpath.

About Alianza

Alianza connects people by powering a feature-rich and robust suite of cloud communications products for service providers. Alianza makes it easy, highly profitable, and future-proof with its cloud native, agile software-as-a-service solution. Alianza's cloud communications platform is a better way to deliver VoIP and unified communications; untangling service providers from the restraints of obsolete networks and accelerating innovation and growth. Alianza is powered by a team of experts that are obsessed with the customer experience and have a passion to transform communications delivery. Learn more about Alianza at www.alianza.com and follow the company on Twitter (@Alianza_Inc) and LinkedIn (@alianza).

Additional Information and Where to Find It

In connection with the proposed transaction, the Company plans to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to each stockholder entitled to vote at the meeting of the Company's stockholders relating to the Transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (www.sec.gov). In addition, security holders will be able to obtain free copies of the proxy statement from the Company by contacting Chief Executive Officer by mail at Attn: Chief Executive Officer, Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada.

Certain Information Regarding Participants

CounterPath, Alianza, and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from CounterPath's stockholders in connection with the proposed transaction. Information about the directors and executive officers of CounterPath is set forth in its proxy statement for CounterPath's annual meeting of stockholders held on September 24, 2020, which was filed with the SEC on August 21, 2020, as supplemented by the Company's current report on Form 8-K filed with the SEC on September 15, 2020. To the extent holdings of such directors and executive officers in CounterPath's securities are not reported, or have changed since the amounts described in the proxy statement for CounterPath's annual meeting of stockholders held on September 24, 2020, such changes may be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: (1) CounterPath's and Alianza's respective customers will benefit from having a more robust suite of modern cloud communication services to increase their agility, scale and cost savings when deploying their own differentiated communications offerings for end users; (2) the satisfaction of the conditions to closing, including the approval of the Merger Agreement by the stockholders of the Company and the number of dissenting shares; that the Transaction is expected to close in the first quarter of 2021.

The material assumptions supporting these forward-looking statements include, among others, that Alianza will have available sufficient cash or other sources of available funds by the closing date to pay for the shares of CounterPath and the payment of all fees, costs and expenses to be paid by Alianza related to the Transaction. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) any direct or indirect negative potential impact or harm that COVID-19 may actually have on the Company's business or its potential/current clients' businesses; (2) the lack of cash flow which may affect the Company's ability to continue as a going concern; (3) the variability in the Company's sales from reporting period to reporting period due to extended sales cycles as a result of selling the Company's products through channel partners or the length of time of deployment of the Company's products by its customers; (4) the Company's ability to manage its operating expenses, which may adversely affect its financial condition and ability to continue to operate as a going concern; (5) the Company's ability to remain competitive as other better financed competitors develop and release competitive products; (6) the impact of intellectual property litigation that could materially and adversely affect the Company's business; (7) the success by the Company of the sales of its current and new products; (8) the impact of technology changes on the Company's products and industry; (9) the failure to develop new and innovative products using the Company's technologies including the refresh of the Company's Software-as-a Service (SaaS) solution; (10) continuation or acceleration of the work at home movement; (11) CounterPath and Alianza being unable to realize the anticipated synergies from the Transaction; (12) CounterPath's and Alianza's ability to raise the additional funding that they may need to continue their business, capital expansion and sales activity; (13) the risks that the conditions to the closing of the Transaction are not satisfied, including the failure to obtain stockholder approvals for the Transaction in a timely manner or at all; (14) uncertainties as to the timing of the closing of the Transaction and the ability of each of CounterPath and Alianza to consummate the Transaction; (15) the risks related to the failure or delay in obtaining required approvals from the Toronto Stock Exchange, the Nasdaq Stock Market or any governmental or quasi-governmental entity necessary to consummate the Transaction; (16) risks related to the market price of the common stock of CounterPath; (17) significant transaction costs and unknown liabilities; (18) litigation or regulatory actions related to the Transaction; (19) risks related to Alianza's ability to have sufficient cash or other sources of available funds by the closing date to pay for the shares of CounterPath and the payment of all fees, costs and expenses to be paid by Alianza related to the Transaction; and (20) the inherent uncertainties with mergers, acquisitions and other business combinations. Readers should also refer to the risk disclosures outlined in the Company's quarterly reports on Form 10-Q, the Company's annual reports on Form 10-K, and the Company's other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company's interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada.

CounterPath Contact Information

David Karp

Chief Executive Officer

dkarp@counterpath.com